Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

June 20, 2005

Regional Companies of Yellow Roadway Corporation Announce Realignment

OVERLAND PARK, KAN. — The operating companies of YRC Regional Transportation announced today the realignment of certain geographic areas currently served by these companies. YRC Regional Transportation, a subsidiary of Yellow Roadway Corporation (NASDAQ: YELL), consists of the operating companies New Penn Motor Express, USF Bestway, USF Dugan, USF Glen Moore, USF Holland, and USF Reddaway. These operating companies provide nationwide service primarily in the next-day and second-day markets.

Highlights of the realignment are as follows:

•	At the close of business on July 8, 2005, USF Dugan will cease pickup operations. To ensure an orderly transition, USF Dugan will deliver all shipments in its system and all service commitments will be fulfilled.

•	In USF Dugan areas that are currently served by USF Bestway (Texas) and USF Holland (primarily the upper Midwest and the Southeast regions), customers can immediately, and seamlessly, transition their business to these companies.

•	USF Bestway, USF Holland and USF Reddaway will expand their coverage to collectively fill the areas previously served by USF Dugan.

•	Effective July 11, 2005, USF Bestway will expand its service coverage into Arkansas, Louisiana, Mississippi, Oklahoma and portions of Kansas. Currently, USF Bestway has operations in Arizona, California, Nevada, New Mexico and Texas.

•	Also effective July 11, 2005, USF Holland will expand its service coverage into Missouri and Northeastern Kansas. Currently, USF Holland serves most of the upper Midwest and Southeast regions of the United States.

•	On July 11, 2005, USF Reddaway will assume responsibility for the Denver, Colorado service territory previously operated by USF Dugan.

•	New Penn Motor Express and USF Glen Moore are not directly impacted by this realignment.

“This approach enables an orderly transition for our customers,” stated Jim Staley, President of YRC Regional Transportation. “The operating companies have planned extensively for this event, and will work actively with customers to make sure it is a smooth process. USF Bestway, USF Holland and USF Reddaway are in position to provide excellent service in the areas previously served by USF Dugan.”

“These changes will provide improved service to customers while increasing network efficiencies among the regional companies,” said Bill Zollars, Chairman, President and CEO of Yellow Roadway. “In addition, we expect these actions to enhance long-term financial performance and shareholder value.”

Yellow Roadway expects to include one-time charges related to the closure of USF Dugan and the expanded service coverage of USF Bestway, USF Holland and USF Reddaway in purchase accounting in accordance with generally accepted accounting principles. The company’s full year 2005 guidance provided on May 24, 2005 of $5.35 to $5.50 per share included the revenue and operating income impact expected from these events.

*        *        *        *        *

This news release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “guidance,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), inflation, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, ability to capture cost synergies, a downturn in general or regional economic activity, changes in equity and debt markets, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

Yellow Roadway Corporation, a Fortune 500 company, is one of the largest transportation service providers in the world. Through its subsidiaries including Yellow Transportation, Roadway Express, Reimer Express, USF, New Penn Motor Express, Meridian IQ and Yellow Roadway Technologies, Yellow Roadway provides a wide range of asset and non-asset-based transportation services integrated by technology. The portfolio of brands provided through Yellow Roadway Corporation subsidiaries represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, Yellow Roadway Corporation employs over 70,000 people.

Investor Contact:	Stephen Bruffett	Media Contact:	Suzanne Dawson
	Yellow Roadway Corporation		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	steve.bruffett@yellowroadway.com		sdawson@lakpr.com